UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2023

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D Floor 3 35 Gatehouse Drive
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2023, Syndax Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that Neil Gallagher, M.D., Ph.D., will join the Company as President, Head of Research and Development, effective April 10, 2023. On March 29, 2023, Briggs W. Morrison M.D., President, Head of Research and Development of the Company, notified the Company of his intention to resign from his position as President, Head of Research and Development. Dr. Morrison will continue with the Company through April 15, 2023, before transitioning to serve in a consulting capacity for three months. Dr. Morrison remains a Class III director of the Company and is currently serving a three-year term until the Company’s 2025 Annual Meeting, or until his respective successor is duly elected and qualified or until his earlier death, resignation or removal.

Prior to joining the Company, Dr. Gallagher served as Chief Medical Officer, VP Head of Development at AbbVie, Inc. and previously served as AbbVie’s Head of Global Oncology Development. Prior to joining AbbVie, he served as Head of Development, Oncology and Inflammation at Amgen, Inc. Dr. Gallagher received a B.A. as well as his MB, BCh and BAO from Trinity College, Dublin, and his PhD from the Institute for Cancer Studies, University of Birmingham, Birmingham, UK.

There are no arrangements or understandings with the Company pursuant to which Dr. Gallagher was appointed to serve as President, Head of Research and Development. There are no family relationships between Dr. Gallagher and any director or executive officer of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Dr. Gallagher was a participant.

In connection with his appointment, the Company entered into an employment agreement with Dr. Gallagher, effective March 30, 2023 (the “Employment Agreement”), providing for the terms of his employment, including (i) an annual base salary of $530,000; (ii) an annual target bonus equal to 45% of his base salary, which bonus will be pro-rated for 2023; and (iii) an inducement stock option award to purchase 250,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on April 10, 2023, the date of grant. Twenty-five percent (25%) of the shares subject to such option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares of common stock subject to such option shall vest monthly thereafter on the last day of each month over the following thirty-six (36) months until all of the shares subject to such option are fully vested, subject to continued service.

Dr. Gallagher’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, (ii) payment on his behalf of up to nine months of health insurance benefits continuation and (iii) with respect to equity awards granted to Dr. Gallagher prior to the date of his termination, accelerated vesting and the lapse of any reacquisition or repurchase rights that the Company holds with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Dr. Gallagher’s termination were he to remain employed with the Company during such 12-month period. If Dr. Gallagher’s employment is terminated without cause or he terminates his employment for good reason within three months prior to, or 12 months after, a “change in control” of the Company, as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to him for the preceding three years or (2) his annual target performance bonus in effect as of the change in control, (b) payment on his behalf of up to 12 months of health insurance benefits continuation and (c) full accelerated vesting on all of his unvested options and the lapse of any reacquisition or repurchase rights that the Company holds with respect to any other equity award granted to him pursuant to any of the Company’s equity incentive plans. To receive his severance benefits, Dr. Gallagher must sign a general release of claims.

Dr. Gallagher’s employment agreement further provides that in the event the severance and other benefits provided for or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay either (i) Dr. Gallagher’s severance benefits under the employment agreement in full or (ii) only a part of Dr. Gallagher’s severance benefits under the employment agreement such that Dr. Gallagher receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Dr. Gallagher receiving the greater net after-tax payment.

In connection with his appointment as President, Head of Research and Development, Dr. Gallagher entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated March 30, 2023, by and between the Company and Neil Gallagher, M.D., Ph.D.
99.1	Press Release, dated March 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syndax Pharmaceuticals, Inc.

Date:	March 30, 2023	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer